UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2006

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Rockwood Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K filed on December 21, 2005 in order to update the disclosures contained therein related to its subsidiary Rohner AG (“Rohner”).

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 15, 2005, the Company decided to substantially downsize the operations of its subsidiary Rohner in its Groupe Novasep segment. Rohner produces chemicals on a custom-synthesis and toll manufacturing basis for the pharmaceutical and agrochemical industries, specializing in transition metal catalysis.

On March 9, 2006, after exploring several alternatives, the Company sold all of Rohner’s capital stock for a nominal purchase price. The Company issued the attached press release on that date announcing the sale. The Company expects to record a loss on the sale of Rohner in the first quarter of 2006, representing consideration less the remaining net liabilities of Rohner which have been transferred to the purchaser. We estimate this loss to equal approximately $4.2 million, which includes $1.2 million in potential indemnity obligations, but expect this amount to change  based on Rohner’s closing balance sheet.

In addition, in connection with this downsizing, the Company has recorded for the year ended December 31, 2005 a minority interest charge of $14.0 million related to a guarantee, in an amount up to EUR 55.0 million, entered into in May 2005 by one of our wholly-owned subsidiaries that is the 78.6% owner of Groupe Novasep SAS, of loans made by a Groupe Novasep SAS subsidiary to Rohner. At the time of the guarantee, the Company concluded the likelihood of having to fulfill this guarantee obligation was remote based on the limited term of the guarantee, the fact that the Company indirectly controlled the subsidiary receiving the guarantee and the expectation of continuing operations at Rohner. In connection with the preparation of our 2005 financial statements, the Company concluded that it was probable that it would have to fulfill this guarantee obligation. Accordingly, the Company recorded the minority interest charge, based on the 21.4% minority interest in Groupe Novasep SAS not held by the Company.  The short-term and/or long-term impact of fulfilling this guarantee from a cashflow perspective is not significant on a consolidated basis.

Item 2.06  Material Impairments.

The Company recorded a full impairment charge with respect to Rohner’s long-term assets, primarily property, plant and equipment, totaling $44.7 million as of December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ MICHAEL W. VALENTE
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: March 15, 2006